EXHIBIT 21.1

SUBSIDIARIES OF FOOTHILLS EXPLORATION, INC.

Foothills Petroleum, Inc., a Nevada corporation*

SUBSIDIARIES OF FOOTHILLS PETROLEUM, INC.

Foothills Petroleum Operating, Inc., a Nevada corporation

Foothills Exploration Operating, Inc., a Nevada corporation*

Foothills Exploration LLC, a Wyoming limited liability company

SUBSIDIARIES OF FOOTHILLS EXPLORATION OPERATING, INC.

Clear Elite Holdings Limited, a British Virgin Islands limited liability company*

Prominent Sino Holdings Limited, a British Virgin Islands limited liability company

Value Train Investments Limited, a British Virgin Islands limited liability company

Tiger Energy Partners International, LLC, a Nevada limited liability company – 25% total equity ownership

SUBSIDIARIES OF CLEAR ELITE HOLDINGS LIMITED

Golden Giants Limited, a British Virgin Islands limited liability company*

SUBSIDIARIES OF GOLDEN GIANTS LIMITED

NTE-Utah, LLC, a Delaware limited liability company*

Tiger Energy Partners International, LLC, a Nevada limited liability company – 75% total equity ownership

SUBSIDIARIES OF NTE-UTAH, LLC

Tiger Energy Operating, LLC, a Nevada limited liability company*

SUBSIDIARIES OF TIGER ENERGY OPERATING, LLC

Tiger Energy Mineral Leasing, LLC, a Nevada limited liability company

* Indicates that it is a parent of one or more entities.